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                                                                    EXHIBIT 8.1


               [Larkin, Hoffman, Daly & Lindgren, Ltd. Letterhead]


July 10, 1998


Timber Lodge Steakhouse, Inc.
4021 Vernon Avenue South
St. Louis Park, Minnesota  55416

Dear Gentlemen:

You have requested our opinion regarding the material federal income tax consequences of the proposed merger (the "Merger") of TLS Acquisition Corp., a Minnesota corporation (the "Merger Subsidiary"), with and into Timber Lodge Steakhouse, Inc., a Minnesota corporation (the "Company"). The Merger Subsidiary is a wholly owned subsidiary of GB Foods Corporation, a Delaware corporation (the "Parent"). Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Amended and Restated Agreement and Plan of Merger among the Company, the Parent and the Merger Subsidiary dated June 9, 1998 and subsequently amended by a First Amendment dated as of July 9, 1998 (the "Merger Agreement).

In formulating our opinion, we have examined and relied upon such documents as we deemed appropriate, including the Merger Agreement and the Form S-4 Registration Statement/Proxy Statement, dated July 10, 1998 (the "Registration Statement"). In addition, we have obtained and relied upon such additional information as we have deemed relevant and necessary through consultation with various officers, shareholders and representatives of the Company and the Parent.

Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger as set forth in the Merger Agreement and the Registration Statement; (2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement, without any amendment or waiver of any provisions of such Merger Agreement or Registration Statement subsequent to the date hereof;
(3) the representations made by the Company, as set forth in the Officer's Certificate delivered to us by the Company as of this date, were true and correct when made and will be true and correct at the Effective Time; (4) the representations made by the Parent, as set forth in the Officer's Certificate delivered to us by the Parent as of this date, were true and correct when made and will be true and correct at the Effective Time; and (5) the representations made by certain


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Timber Lodge Steakhouse, Inc.
July 10, 1998
Page 2
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shareholders of the Company, as set forth in the Shareholders' Certificates delivered to us by such shareholders as of this date, were true and correct when made and will be true and correct at the Effective Time.

In connection with the Merger, the shareholders of the Company will exchange, in the aggregate, all of the shares of the Company's common stock, One Cent ($.01) par value per share (the "Common Stock"), for the right to receive, in the aggregate, except for cash paid in lieu of fractional shares or cash paid to dissenting shareholders, solely shares of the Parent's common stock, Eight Cent ($.08) par value per share (the "GB Foods Common Stock").

We have assumed, without independent verification, the genuineness of all signatures and authenticity of all documents submitted to us. As to various matters of fact material to this opinion, we have relied upon certificates of officers of the Company and the Parent, and certificates of certain shareholders of the Company. In addition, we have neither investigated nor verified the accuracy of any of the assumptions upon which this opinion is based.

Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, we are of the opinion that for federal income tax purposes:

1.      The Merger will constitute a reorganization within the meaning of
        Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

2. No gain or loss will be recognized by the Company as a result of the Merger.

3. No gain or loss will be recognized by the shareholders of the Company upon the receipt of GB Foods Common Stock solely in exchange for their Common Stock.

4. The basis of the GB Foods Common Stock received by a shareholder of the Company will be the same as the basis of the Common Stock that was exchanged therefor.

5. A dissenting shareholder of the Company who receives cash in exchange for his or her Common Stock will be treated as having received a distribution from the Company in redemption of his or her Common Stock subject to the provisions and limitations of Section 302 of the Code.

6. The holding period of the GB Foods Common Stock received by a shareholder of the Company will include the period during which the Common Stock surrendered in exchange therefor was held by a shareholder of the Company provided that the Common Stock surrendered was a capital asset in the hands of the shareholder of the Company on the date of the exchange.

7. Any cash received by a holder of the Common Stock in lieu of a fractional share will be treated as received in exchange for such fractional share, and any gain or loss recognized as a result of the receipt of such cash will be capital gain or loss equal to the difference between the cash received and the portion of the shareholder's basis in the Common Stock allocable to such fractional share

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Timber Lodge Steakhouse, Inc.
July 10, 1998
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        interest provided that the Common Stock surrendered was a capital asset in the hands of the shareholder of the Company on the date of the exchange.

We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein. In particular, this opinion does not address all aspects of federal income taxation that may be relevant to a shareholder of the Company that is subject to special treatment under the federal income tax laws (including life insurance companies, foreign persons, tax-exempt entities, financial institutions, broker-dealers, or holders who acquired the Common Stock pursuant to the exercise of employee stock options or otherwise as compensation). The opinion further assumes that the Common Stock will be held as a capital asset by a shareholder of the Company at the Effective Time of the Merger.

In addition, we express no opinion concerning, and specifically exclude from this opinion, all aspects of federal income taxation relating to the Merger, and any transaction related thereto, for any and all shares of Common Stock owned, directly or indirectly, by or on behalf of CKE Restaurants, Inc.

The federal income tax consequences discussed above depend upon the particular tax status of each of the shareholders of the Company. Each such shareholder should consult his or her own tax advisor for advice on the tax consequences of the Merger to the shareholder in light of such shareholder's particular tax circumstances.

Our opinion is based on present law and existing interpretations thereof by the courts and the Internal Revenue Service. Any change in the facts, currently or in the future, or any change in the law or existing interpretations thereof, may adversely affect our opinion. Further, our opinion is not binding on the Internal Revenue Service and the tax effects discussed above are not subject to absolute resolution prior to the running of the statute of limitations or the rendering of a final determination by a court of law or by closing agreement with the Internal Revenue Service. Finally, it should be noted that we have expressed no opinion except as specifically set forth herein.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under such headings. However, in giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. This opinion is not to be quoted, in whole or in part, nor filed with any other governmental agency or any other person without the prior written consent of this Firm.

Sincerely,


/s/ LARKIN, HOFFMAN, DALY & LINDGREN, Ltd.
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    LARKIN, HOFFMAN, DALY & LINDGREN, Ltd.